EXHIBIT 99.a

                          UNANIMOUS CONSENT IN LIEU OF A
                          MEETING OF BOARD OF DIRECTORS OF
                          MH ELITE PORTFOLIO OF FUNDS INC.


The undersigned, representing all the directors of the Board of Directors (the 'Board') of MH Elite Portfolio of Funds Inc., a New Jersey corporation (the 'Corporation'), pursuant to N.J.S.A. 14A:6 7.1(5), 14A:9 2(4) and 14A:7 2(1), without the formality of convening a meeting, do hereby consent to the adoption of, and do hereby adopt and approve, the following resolutions:

     RESOLVED, that pursuant to the authority vested in the Board, and in accordance with Sections 14A:7 2(1), 14A:7-2(2), 14A:7 2(4), and 14A:9 2(4)
of the New Jersey Business Corporation Act, a new series of shares of common stock of the Corporation (the 'Common Stock') be, and hereby are, created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or rctions therefore, are as follows:

     a. The aggregate number of authorized shares of Common Stock being one billion (1,000,000,000) shares, the shares of a new series shall be designated as 'MH Elite Select Portfolio of Funds' (referred to as the 'Series'), and the number of shares of Common Stock of the Corporation constituting such Series shall be three-hundred million (300,000,000), without par value.

     b. All other voting powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of the Series (for example, dividends and distributions, liquidation preferences, etc.) shall be as set forth in the post-effective amendment to Registration Statement No. 333-50885 under the Securities Act of 1933, Form N-1A filed on January 10, 2006 (the 'Registration Statement'), of the Corporation, as it relates to the Series. Such Registration Statement is hereby incorporated by reference; and it is

     FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Corporation, to take any and all actions, to negotiate for and enter into agreements and amendments to agreements, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Corporation, all such certificates, instruments, agreements or other documents, and to make all such payments as they, in their judgment, the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the purpose and intent of, or consummate the transactions contemplated by, the foregoing resolutions and/or all of the transactions contemplated therein or thereby, the authorization therefor to be conclusively evidenced by the taking of such action or the execution and delivery of such certificates, instruments, agreements or documents.

     The undersigned, by affixing their signatures hereto do hereby consent to, authorize and approve the foregoing actions in their capacities as Directors of the Corporation.




                                         /s/ Harvey Merson
					 Harvey Merson



                                         /s/ Jeff Holcombe
                                         Jeff Holcombe
Dated as of January 11, 2006










                             CERTIFICATE OF AMENDMENT
                                         TO
                            CERTIFICATE OF INCORPORATION
                                         OF
                           MH ELITE PORTFOLIO OF FUNDS INC.


TO:	Secretary of State
        State of New Jersey

Pursuant to the Sections 14A:7 2(1), 14A:7-2(2), 14A:7 2(4), and 14A:9 2(4) of
the New Jersey Business Corporation Act, MH Elite Portfolio of Funds Inc.
(the 'Corporation') hereby executes and files in the office of the Secretary of State of the State of New Jersey the following Certificate of Amendment to the Certificate of Incorporation:

     1. The name of the Corporation is MH Elite Portfolio of Funds Inc.

     2. The following resolutions were duly adopted by the Board of Directors of the Corporation (the 'Board') pursuant to a Unanimous Written Consent in Lieu of a Meeting of the Board, dated as of November 11, 2005 (the 'Consent'), which Consent sets forth the actions of the Board and stating the designation and number of shares, and the relative rights, preferences and limitations of the shares of common stock of the Corporation (the 'Common Stock'), of each class and series thereby created or with respect to which the Board has made a determination or change:

     'RESOLVED, that pursuant to the authority vested in the Board by the Shareholders of the Corporation, as voted in a annual meeting of shareholders held on November 11, 2005, and in accordance with Sections 14A:7 2(1), 14A:7-2(2), 14A:7 2(4), and 14A:9 2(4) of the New Jersey Business Corporation Act, the Certificate of Incorporation of the Corporation be amended to reflect that the Board shall be authorized to reclassify and issue any unissued shares to any number of additional series and classes without shareholder approval. Accordingly, the Board, by this Resolution and in the future, for reasons such as the desire to establish one or more additional portfolios with different investment objectives, policies or restrictions, may create additional classes or series of shares; and it is

     'FURTHER RESOLVED, that two series of shares of common stock of the Corporation (the 'Common Stock') be, and hereby are, created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions therefore, are as follows:

     a. The shares of each such series shall be designated as 'MH Elite Fund of Funds Series,' and 'MH Elite Small Cap Fund of Funds Series' (hereinafter each such series of Common Stock are referred to as the 'Series'), and the number of shares of Common Stock of the Corporation constituting each such Series shall be three-hundred million (300,000,000), without par value.

     b. All other voting powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of each Series (for example, dividends and distributions, liquidation preferences, etc.) shall be as set forth in the Registration


     Statement under the Securities Act of 1933, Form N-1A (the 'Registration Statement'), of the Corporation, as it relates to the respective Series. Such Registration Statement is hereby incorporated by reference; and it is

     'FURTHER RESOLVED, that in the judgment of the Board, it is deemed advisable and in the best interests of the Corporation that the Certificate of Incorporation of the Corporation be amended as follows:

     'Article Fourth is hereby deleted in its entirety and replaced with the following new Article Fourth.

     'FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Billion (1,000,000,000) shares of Common Stock, without par value (hereinafter referred to as 'Common Stock'). The Common Stock may be issued from time to time in one or more classes and/or series. The Board of Directors is hereby authorized to provide for the issuance of shares of Common Stock in one or more classes and/or series and, by filing an amendment to this Certificate of Incorporation pursuant to the applicable law of the State of New Jersey (hereinafter referred to as 'Common Stock Designation'), to establish from time to time the number of shares to be included in each such class and/or series, and to fix the relative rights, preferences and limitations of the shares of each such class and/or series. The authority of the Board of Directors with respect to each class and/or series shall include, but not be limited to, determination of the following:

     (a) The designation of the class and/or series, which may be by distinguishing number, letter or title;

     (b) The number of shares of the class and/or series, which number the Board of Director may thereafter (except where otherwise provided in the Common Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

     (c) The entitlement of the holders thereof to cumulative, non-cumulative or partially cumulative dividends;

     (d) The entitlement of the holders thereof to receive dividends payable on a parity with or in preference to the dividends payable on any other class and/or series;

     (e) The entitlement of the holders thereof to preferential rights upon the liquidation of, or upon any distribution of the assets of, the corporation;

     (f) Whether such class and/or series is convertible as provided under the applicable law of the State of New Jersey;

     (g) Whether such class and/or series is redeemable as provided under the applicable law of the State of New Jersey; and

     (h) Whether such class and/or series shall lack voting rights or have limited voting rights or enjoy special or multiple voting rights.'




- 3 -



     'The following new Article Seventh and Article Eighth are hereby added:

     'SEVENTH. The corporation shall indemnify every officer, director and corporate agent to the fullest extent permitted by the New Jersey Business Corporation Act as the same may be amended from time to time.

     'EIGHTH. To the fullest extent permitted by the New Jersey Business Corporation Act as the same may be amended from time to time, no director or officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders except that no director or officer shall be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.'

     3. The foregoing Resolutions were duly adopted by the Board effective as of November 11, 2005.

     4. The Certificate of Incorporation of the Corporation is hereby amended so that the designation and number of shares of Common Stock, of each Series acted upon in the Resolutions, and the relative rights, preferences and limitations of each such Series, are as stated in the Resolutions set forth above.


     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 24th day of February, 2006.




MH ELITE PORTFOLIO OF FUNDS INC.



BY:

/s/ Harvey Merson
________________________________________
Harvey Merson, President



                         UNANIMOUS CONSENT IN LIEU OF A
                        MEETING OF BOARD OF DIRECTORS OF
                         MH ELITE PORTFOLIO OF FUNDS INC.


The undersigned, representing all the directors of the Board of Directors
(the 'Board') of MH Elite Portfolio of Funds Inc., a New Jersey corporation (the 'Corporation'), pursuant to N.J.S.A. 14A:6 7.1(5), 14A:9 2(4) and
14A:7 2(1), without the formality of convening a meeting, do hereby consent to the adoption of, and do hereby adopt and approve, the following resolutions:

     RESOLVED, that pursuant to the authority vested in the Board by the Shareholders of the Corporation, as voted in a annual meeting of shareholders held on November 11, 2005, and in accordance with Sections 14A:7 2(1), 14A:7-2(2), 14A:7 2(4), and 14A:9 2(4) of the New Jersey Business Corporation Act, the Certificate of Incorporation of the Corporation be amended so that the Board shall be authorized to reclassify and issue any unissued shares to any number of additional series and classes without shareholder approval. Accordingly, the Board, by this Resolution and in the future, for reasons such as the desire to establish one or more additional portfolios with different investment objectives, policies or restrictions, may create additional classes or series of shares; and it is

     FURTHER RESOLVED, that two series of shares of common stock of the Corporation (the 'Common Stock') be, and hereby are, created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions therefore, are as follows:

     a. The aggregate number of authorized shares of Common Stock being one billion (1,000,000,000) shares, the shares of each series shall be designated as 'MH Elite Fund of Funds Series,' and 'MH Elite Small Cap Fund of Funds Series' (hereinafter each such series of Common Stock are referred to as the 'Series'), and the number of shares of Common Stock of the Corporation constituting each such Series shall be three-hundred million (300,000,000), without par value.

     b. All other voting powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of each Series (for example, dividends and distributions, liquidation preferences, etc.) shall be as set forth in the Registration Statement under the Securities Act of 1933, Form N-1A (the
        'Registration Statement'), of the Corporation, as it relates to the respective Series. Such Registration Statement is hereby incorporated by reference; and it

     FURTHER RESOLVED, that in the judgment of the Board, it is deemed advisable and in the best interests of the Corporation that the Certificate of Incorporation of the Corporation be amended as follows:

     Article Fourth is hereby deleted in its entirety and replaced with the following new Article Fourth.

'FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One



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Billion (1,000,000,000) shares of Common Stock, without par value (hereinafter referred to as 'Common Stock'). The Common Stock may be issued from time to time in one or more classes and/or series. The Board of Directors is hereby authorized to provide for the issuance of shares of Common Stock in one or more classes and/or series and, by filing an amendment to this Certificate of Incorporation pursuant to the applicable law of the State of New Jersey (hereinafter referred to as 'Common Stock Designation'), to establish from time to time the number of shares to be included in each such class and/or series, and to fix the relative rights, preferences and limitations of the shares of each such class and/or series. The authority of the Board of Directors with respect to each class and/or series shall include, but not be limited to, determination of the following:

     (a) The designation of the class and/or series, which may be by distinguishing number, letter or title;

     (b) The number of shares of the class and/or series, which number the Board of Director may thereafter (except where otherwise provided in the Common Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

     (c) The entitlement of the holders thereof to cumulative, non-cumulative or partially cumulative dividends;

     (d) The entitlement of the holders thereof to receive dividends payable on a parity with or in preference to the dividends payable on any other class and/or series;

     (e) The entitlement of the holders thereof to preferential rights upon the liquidation of, or upon any distribution of the assets of, the corporation;

     (f) Whether such class and/or series is convertible as provided under the applicable law of the State of New Jersey;

     (g) Whether such class and/or series is redeemable as provided under the applicable law of the State of New Jersey; and

     (h) Whether such class and/or series shall lack voting rights or have limited voting rights or enjoy special or multiple voting rights.'

     'The following new Article Seventh and Article Eighth are hereby added:

     'SEVENTH. The corporation shall indemnify every officer, director and corporate agent to the fullest extent permitted by the New Jersey Business Corporation Act as the same may be amended from time to time.

     'EIGHTH. To the fullest extent permitted by the New Jersey Business Corporation Act as the same may be amended from time to time, no director or officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders except that no director or officer shall be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.'

and it is

     FURTHER RESOLVED, that the foregoing proposed amendments to the Certificate of Incorporation of the Corporation be submitted to a vote at a meeting of the shareholders of the Corporation, at such meeting a vote of shareholders entitled to vote thereon shall be taken on the proposed amendments and the proposed amendments shall be adopted upon receiving the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon and, in addition, if any class or series of shares entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote; and it is

     FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Corporation, to take any and all actions, to negotiate for and enter into agreements and amendments to agreements, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Corporation, all such certificates, instruments, agreements or other documents, and to make all such payments as they, in their judgment, the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the purpose and intent of, or consummate the transactions contemplated by, the foregoing resolutions and/or all of the transactions contemplated therein or thereby, the authorization therefor to be conclusively evidenced by the taking of such action or the execution and delivery of such certificates, instruments, agreements or documents.

The undersigned, by affixing their signatures hereto do hereby consent to, authorize and approve the foregoing actions in their capacities as Directors of the Corporation.




                                        /s/ Harvey Merson

                                        Harvey Merson


                                        /s/ Jeff Holcombe

					Jeff Holcombe


Dated as of November 11, 2005

                              CONSENT IN LIEU OF A
                           MEETING OF THE SHAREHOLDERS OF
                           MH ELITE PORTFOLIO OF FUNDS INC.


The undersigned, being the proxy holder (the 'Proxy Holder') of shareholders who hold at least a majority of the shares entitled to vote of MH Elite Portfolio of Funds, Inc. (the 'Corporation') and which shareholders, via proxy (the 'Approving Proxy Shareholders'), have consented, authorized and approved the actions set forth in the following resolutions, pursuant to N.J.S.A.
14A:5 6(2) and N.J.S.A. 14A:5-19, without the formality of convening a meeting, does (on behalf of, and as the proxy holder for, the Approving Proxy Shareholders) hereby consent to the following action of this Corporation, which actions are hereby deemed effective as of the date hereof:


     RESOLVED, that the Corporation be and is hereby authorized to amend its Certificate of Incorporation in the following manner:

     'Article Fourth is hereby deleted in its entirety and replaced with the following new Article Fourth.

     'FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Billion (1,000,000,000) shares of Common Stock, without par value (hereinafter referred to as 'Common Stock').

     The Common Stock may be issued from time to time in one or more classes and/or series. The Board of Directors is hereby authorized to provide for the issuance of shares of Common Stock in one or more classes and/or series and, by filing a amendment to this Certificate of Incorporation pursuant to the applicable law of the State of New Jersey (hereinafter referred to as 'Common Stock Designation'), to establish from time to time the number of shares to be included in each such class and/or series, and to fix the relative rights, preferences and limitations of the shares of each such class and/or series. The authority of the Board of Directors with respect to each class and/or series shall include, but not be limited to, determination of the following:

     (a) The designation of the class and/or series, which may be by distinguishing number, letter or title;

     (b) The number of shares of the class and/or series, which number the Board of Directors may thereafter (except where otherwise provided in the Common Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

     (c) The entitlement of the holders thereof to cumulative, non-cumulative or partially cumulative dividends;

     (d) The entitlement of the holders thereof to receive dividends payable on a parity with or in preference to the dividends payable on any other class and/or series;

     (e) The entitlement of the holders thereof to preferential rights upon the liquidation of, or upon any distribution of the assets of, the corporation;

     (f) Whether such class and/or series is convertible as provided under the applicable law of the State of New Jersey;

     (g) Whether such class and/or series is redeemable as provided under the applicable law of the State of New Jersey; and

     (h) Whether such class and/or series shall lack voting rights or have limited voting rights or enjoy special or multiple voting rights.'

     The following new Article Seventh and Article Eighth are hereby added:

     SEVENTH. The corporation shall indemnify every officer, director and corporate agent to the fullest extent permitted by the New Jersey Business Corporation Act as the same may be amended from time to time.

     EIGHTH. To the fullest extent permitted by the New Jersey Business Corporation Act as the same may be amended from time to time, no director or officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders except that no director or officer shall be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its areholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.'

     FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Corporation, to take any and all actions, to negotiate for and enter into agreements and amendments to agreements, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Corporation, all such certificates, instruments, agreements or other documents, and to make all such payments as they, in their judgment, the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the purpose and intent of, or consummate the transactions contemplated by, the foregoing resolutions and/or all of the transactions contemplated therein or thereby, the authorization therefor to be conclusively evidenced by the taking of such action or the execution and delivery of such certificates, instruments, agreements or documents.

     The Approving Proxy Shareholders, by and through the undersigned Proxy Holder pursuant to valid existing and currently effective proxies of shareholders who hold at least a majority of the shares entitled to vote of the Corporation, do hereby consent to, authorize and approve the foregoing actions.

Dated:  November 11, 2005

_______________________________________

THE APPROVING SHAREHOLDERS, BY AND THROUGH THEIR PROXY HOLDER,
MR. HARVEY MERSON